Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Omaha, Nebraska

February 11, 2020

CONTACT:

Chad Daffer

Chief Executive Officer

800-283-2357

America First Multifamily Investors, L.P. Announces Appointment of Permanent Chief Financial Officer

Omaha, Nebraska – February 11, 2020 – On February 10, 2020, the Board of Managers of Greystone AF Manager LLC, the general partner of the general partner of America First Multifamily Investors, L.P. (NASDAQ:  ATAX) (the “Partnership” or “ATAX”), appointed Jesse A. Coury to serve as the Partnership’s permanent Chief Financial Officer, effective February 12, 2020. Mr. Coury has been serving as the Partnership’s interim Chief Financial Officer since January 1, 2020.

“I am extremely excited that Jesse has accepted the permanent Chief Financial Officer position of ATAX,” said Chad Daffer, Chief Executive Officer of the Partnership. “Jesse’s experience and extensive knowledge of ATAX will help the ATAX team continue to deliver results for the benefit of our unitholders.”

Mr. Coury served as the Partnership’s Corporate Controller from 2017 to 2019, and served as the Director of Internal Audit for ATAX’s former ultimate parent entity, Burlington Capital LLC, in 2016.  Prior to joining the ATAX organization, Mr. Coury held various positions with RSM US LLP from 2009 to 2015, most recently as an Assurance Manager. Mr. Coury received his Bachelor of Arts in Accounting and Master of Accountancy degrees from the University of Notre Dame. Mr. Coury holds a designation as a Certified Public Accountant (CPA) in the State of Nebraska.

About America First Multifamily Investors, L.P.

America First Multifamily Investors, L.P. was formed on April 2, 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, student housing and commercial properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis.  The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes.  The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by the Partnership’s Amended and Restated Limited Partnership Agreement,

dated September 15, 2015, taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments.  America First Multifamily Investors, L.P. press releases are available at www.ataxfund.com.

Safe Harbor Statement

Certain statements in this report are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases.  Similarly, statements that describe objectives, plans, or goals also are forward-looking statements.  Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership.  The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements.  Risks and uncertainties include, but are not limited to: the intended executive officer changes will not occur as currently expected; and the other risks detailed in the Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K).  Readers are urged to consider these factors carefully in evaluating the forward-looking statements.